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                                                                      EXHIBIT 22

                  SIGNIFICANT SUBSIDIARIES OF SOUTHDOWN, INC.
                            AS OF DECEMBER 31, 1993


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
                                                                                                   STATE OF
                                     SUBSIDIARY*                                                   ORGANIZATION
                                     -----------                                                   ------------
Kosmos Cement Company (a partnership) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Kentucky


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*    Each subsidiary conducts business under the name set forth herein.
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